Exhibit 10.3

AMENDMENT TO

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

TERRAN ORBITAL CORPORATION

This AMENDMENT (this “Amendment”) to that certain Warrant To Purchase Shares of Common Stock of Terran Orbital Corporation (the “Warrant”), issued March 25, 2022, by Terran Orbital Corporation, a Delaware corporation (the “Company”), to FP Credit Partners Phoenix II, LP (the “Holder”), is made as of August 15, 2024 (the “Effective Date”), by and among, the Company, Lockheed Martin Corporation (“Buyer”) and the Holder. Defined terms used herein but not defined herein shall have the meanings set forth in the Warrant.

WHEREAS, the Company issued the Warrant representing the right to purchase shares of Common Stock of the Company (subject to the terms of the Warrant);

WHEREAS, the Company and the Holder desire to amend the Warrant;

WHEREAS, Section 19 of the Warrant provides that the Warrant may be amended in writing signed by each party to the Warrant; and

WHEREAS, Buyer intends to acquire the Company and assume its obligations under the Warrant pursuant to that certain Agreement and Plan of Merger, dated August 15, 2024, by and among the Buyer, Tholian Merger Sub, Inc. and the Company (the “Merger Agreement”).

NOW, THEREFORE, in consideration of the covenants, terms and conditions of each party set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows:

1.
Definitions. As of the Effective Date and subject solely to the occurrence of the Closing Date under the Merger Agreement, the definition of “Repurchase Date” in Section 1 of the Warrant is hereby amended and restated to read in its entirety as follows:

“Repurchase Date” means the Closing Date (as defined in the Merger Agreement).”

2.
Amendment to the Warrant. As of the Effective Date and subject solely to the occurrence of the Closing Date under the Merger Agreement, Section 2(c) of the Warrant is hereby amended and restated to read in its entirety as follows:

“2(c) Notwithstanding the prior exercise of the Warrant on March 15, 2024, on the Repurchase Date, the Company shall repurchase all of this Warrant in exchange for a payment on the Repurchase Date, by the Company to the Holder of $972,134.83 (the “Repurchase Price”). On the Repurchase Date, the Holder shall return this Warrant to the Company and the Company shall pay the Repurchase Price to the Holder by delivery of a certified or bank cashier’s check payable to the order of the Holder or by wire transfer of immediately available funds to an account designated in writing by the Holder.”

3.
Third Party Beneficiary. The parties hereby agree that Buyer shall be deemed a third party beneficiary of, and can enforce or exercise any rights granted to, the Company under the terms of this Amendment or the Warrant. Except as otherwise expressly provided herein, nothing expressed or referred to in this Amendment will be construed to give any person other than the parties to this Amendment any legal or equitable right, remedy or claim under or with respect to this Amendment or any provision of the Warrant.

4.
Miscellaneous.

(a)
Except as expressly provided herein, the Warrant remains unchanged and continues in full force and effect. This Amendment is not an amendment of or waiver to any other provision of the Warrant not expressly referred to herein and is not to be construed as an amendment, waiver or consent to any further action by any of the parties to the Warrant except as expressly provided for herein.

(b)
This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law that are not mandatorily applicable by statute and that would require the application of the laws of another jurisdiction, and the parties irrevocably submit to (and waive immunity from) the jurisdiction of the federal and state courts located in the State of Delaware.

(c)
This Amendment shall inure to the benefit of and be binding upon each of the parties and each of their respective successors and assigns.

(d)
The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(e)
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Warrant to Purchase Shares of Common Stock of Terran Orbital Corporation as of the Effective Date.

TERRAN ORBITAL CORPORATION

By: /s/ Marc Bell
Name: Marc Bell
Title: Chief Executive Officer

FP CREDIT PARTNERS PHOENIX II, LP

By: FP Credit Partners GP II, L.P. Its: General Partner By: FP Credit Partners GP II Management, LLC Its: General Partner

By: /s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

LOCKHEED MARTIN CORPORATION

By: /s/ Scott M. Weiner
Name: Scott M. Weiner
Title: Vice President, Corporate Development

[Signature Page to Amendment to Warrant to Purchase Shares of Common Stock]